     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 2001
                                                    REGISTRATION NO. 333-83177
 ===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   --------
                         POST EFFECTIVE AMENDMENT NO. 1
                                   FORM S-8
                                       TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            APPLIEDTHEORY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                   --------
                                   16-1491253
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                   --------
                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   --------

       1500 BROADWAY, 3RD FLOOR, NEW YORK, NY 10036 (ADDRESS OF PRINCIPAL
                               EXECUTIVE OFFICES)

                                   --------

                APPLIEDTHEORY CORPORATION 1999 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                                   -------

                             ROBERT F. MECHUR, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            APPLIEDTHEORY CORPORATION
                      224 HARRISON ST., SYRACUSE, NY 13202
                                 (315) 453-2912
       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   --------

                                   COPIES TO:
                              DEWEY BALLANTINE LLP
                       ATTENTION: FRANK E. MORGAN II, ESQ.
              1301 AVENUE OF THE AMERICAS, NEW YORK, NY 10019-6092
                                 (212) 259-8000
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

                         CALCULATION OF REGISTRATION FEE
 ===================================================================================================================================
                                                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
                 TITLE OF EACH CLASS OF                 AMOUNT TO BE         OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
              SECURITIES TO BE REGISTERED              REGISTERED (1)         PER SHARE (2)       PRICE (2)              FEE
 -----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, $.01 par value per share in          2,000,000              $0.2000           $400,000             $100.00
      respect of:
         AppliedTheory 1999 Stock Option Plan
 ===================================================================================================================================
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(1)      2,000,000 additional shares of common stock of AppliedTheory
         Corporation are being registered for issuance pursuant to Amendment 1 to the AppliedTheory 1999 Stock Option Plan. Pursuant to General
         Instruction to Form S-8, the registration fee is calculated only with respect to such additional shares.

(2) Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National Market on August 28, 2001.

EXPLANATORY NOTE

         AppliedTheory Corporation (the "Registrant"), a Delaware corporation, hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 333-83177) filed with the Securities and Exchange Commission on July 19, 1999 for the purpose of registering an additional 2,000,000 shares of the Registrant's common stock, par value $0.01 per share, issuable upon the exercise of options granted pursuant to the AppliedTheory Corporation 1999 Stock Option Plan (the "1999 Plan"). Originally, 2,400,000 shares of the Registrant's common stock were authorized for issuance under the 1999 Plan. On January 18, 2001, the Board of Directors approved an increase in the aggregate number of shares of common stock authorized for issuance under the 1999 Plan from 2,400,000 to 4,400,000 shares. The stockholders voted to approve the increase in the 1999 Plan's authorized shares at the 2001 Annual Meeting, held on May 31, 2001. This Registration Statement covers the increase of 2,000,000 shares of common stock issuable under the Plan, bringing the total number of authorized shares to 4,400,000.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement on Form S-8 registers additional securities of the same class as the securities for which a Registration Statement on Form S-8 relating to the same 1999 Stock Option Plan was filed with the Securities and Exchange Commission on July 19, 1999. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-83177), filed with the Securities and Exchange Commission on July 19, 1999, are incorporated herein by reference.



ITEM 8.      EXHIBITS.

         The following documents are filed as Exhibits hereto:

Exhibit
NUMBER   DESCRIPTION
-------  -----------

4.2 1999 Stock Option Plan (incorporated by reference to Exhibit 10.22 to Registration Statement on Form S-1 for AppliedTheory Corporation (Commission File No. 333-72133) which was filed on April 12, 1999).

5.1 Opinion and Consent of Dewey Ballantine LLP with respect to the legality of the securities being registered

23.1 Consent of Dewey Ballantine LLP (contained in their opinion filed herewith as Exhibit 5.1)

23.2     Consent of Grant Thornton, L.L.P.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on August 21, 2001.

                               AppliedTheory Corporation


                                 by:    /S/ DANNY E. STROUD
                                 -----------------------------------------------
                                 Danny E. Stroud
                                 President, Chief Executive Officer and Director (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

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

Date:      August 21, 2001                           /S/ DANNY E. STROUD
                                                     -----------------------------------------------------
                                                     Danny E. Stroud
                                                     President, Chief Executive Officer and Director
                                                     (Principal Executive Officer)


Date:      August 21, 2001                           /S/  ANGELO A. GENCARELLI III
                                                     -----------------------------------------------------
                                                     Angelo A. Gencarelli III
                                                     Sr. Vice President and Chief Financial Officer
                                                     (Principal Financial and Accounting Officer)


Date:      August 21, 2001                             /S/ RICHARD MANDELBAUM
                                                     -----------------------------------------------------
                                                     Richard Mandelbaum
                                                     Director and Chairman of the Board


Date:      August 21, 2001                           /S/  GEORGE SADOWSKY
                                                     -----------------------------------------------------
                                                     George Sadowsky
                                                     Director


Date:      August 21, 2001                           /S/  JAMES T. KELSEY
                                                     -----------------------------------------------------
                                                     James T. Kelsey
                                                     Director


Date:      August 21, 2001                            /S/ DAVID GROELINGER
                                                     -----------------------------------------------------
                                                     David Groelinger
                                                     Director
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